Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

	CONTACTS:	R. Jordan Gates	Bradley S. Powell
		President and Chief Operating Officer	Chief Financial Officer
		(206) 674-3427	(206) 674-3412

FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES 10% FIRST QUARTER OPERATING INCOME INCREASE

SEATTLE, WASHINGTON – May 5, 2010, Expeditors International of Washington, Inc. (NASDAQ: EXPD) today announced net earnings attributable to shareholders of $61,247,000 for the first quarter of 2010, as compared with $59,260,0001 for the same quarter of 2009, an increase of 3%. Net revenues for the first quarter increased 8% to $361,823,000 as compared with $336,515,000 reported for the first quarter of 2009. Total revenues and operating income were $1,201,109,000 and $100,541,000 for the first quarter of 2010, as compared with $912,685,000 and $91,474,000 for the same quarter of 2009, increases of 32% and 10%, respectively. Diluted net earnings attributable to shareholders per share for the first quarter were $.28 as compared with $.27 for the same quarter in 2009, an increase of 4%. The Company also reported that same store net revenues and operating income increased 7% and 10%, respectively, during the first quarter of 2010, as compared with the same period in 2009.

“We’re very upbeat about these first quarter results. Year-over-year airfreight and ocean freight volumes were up approximately 40% and 15%, respectively. While capacity constraints and pricing volatility were influenced by air and ocean carrier concerns, yields have returned to more historical levels and it’s invigorating to once again be able to report positive quarter-over-quarter operating income growth, which was up 10%,” said Peter J. Rose, Chairman and Chief Executive Officer. “Our decision to pursue a strategy of no layoffs and to maintain our service capabilities throughout the recent economic upheaval appears to have paid off, for our people, for our customers and for our shareholders. Most importantly, Expeditors’ core foundation was strengthened by this strategy. That added strength will allow us to integrate further market share gains as our people concentrate on finding and developing new opportunities,” Rose went on to say.

“We are often asked for our assessment of the state of the global economy. We typically shy away from these questions, but at this juncture we could say that from our vantage point, at least the bleeding seems to have stopped. We think there is still a ways to go before things stabilize globally,” Rose commented. “We are obviously more confident when we are growing and can see and measure that growth, which was very difficult during the last 18 months. Although we understood internally that we were taking market share, in a shrinking market, those gains are difficult to quantify and aren’t externally visible. That said, as the world climbs out of a hole, particularly a hole as large as the one that the global economy fell into during late 2008 and early 2009, we think it wise to follow Plato’s advice: ‘Never discourage... progress, no matter how slow.’ We are very encouraged by what our little part of the global economy accomplished this quarter. It is, of course, our people who continue to differentiate Expeditors through their tireless execution, even in the most trying of circumstances, and they deserve all the credit. We’re proud of their commitment and their resilience,” concluded Rose.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 182 full-service offices, 65 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

[1]

These results include a $3,123,000 credit to compensation expense. This credit “trues up” the difference between the higher actual pre-vesting forfeiture experience and the pre-vesting forfeiture assumptions used to calculate stock option expense, as required by ASC Topic 718, related primarily to stock options granted in 2006 which begin vesting in May 2009.

NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.

1st Quarter 2010 Earnings Release

May 5, 2010

Expeditors International of Washington, Inc.

Financial Highlights

Three months ended

March 31, 2010

Unaudited

(in 000’s of US dollars except share data)

	Three Months Ended
	2010	2009	% Increase
Revenues	$1,201,109	$912,685	32%
Net revenues	$361,823	$336,515	8%
Operating income	$100,541	$91,474	10%
Net earnings attributable to shareholders	$61,247	$59,260	3%
Diluted earnings attributable to shareholders per share	$.28	$.27	4%
Basic earnings attributable to shareholders per share	$.29	$.28	4%
Diluted weighted average shares outstanding	216,630,436	216,319,959
Basic weighted average shares outstanding	212,192,710	212,100,504

During the first quarter of 2010, the Company opened one satellite office in Rome, Italy.

Investors may submit written questions via e-mail to: investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on May 7, 2010 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about May 16, 2010.

Disclaimer on Forward-Looking Statements:

Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on future economic trends, improving business climate, positive trends in freight volumes, ability to retain customers, ability to reduce costs and ability to grow market share. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, regulatory changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual and Quarterly Reports filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$1,041,648	$925,929
Short-term investments	713	655
Accounts receivable, net	817,936	810,369
Deferred Federal and state income taxes	8,494	8,338
Other current assets	24,158	42,539

Total current assets	1,892,949	1,787,830

Property and equipment, net	488,983	495,701
Goodwill, net	7,927	7,927
Other intangibles, net	4,541	4,938
Other assets, net	27,679	27,326

	$2,422,079	$2,323,722

Liabilities and Equity
Current liabilities:
Accounts payable	567,885	546,675
Accrued expenses, primarily salaries and related costs	162,133	145,545
Federal, state and foreign income taxes	18,419	16,166

Total current liabilities	748,437	708,386

Deferred Federal and state income taxes	44,706	53,989

Commitments and contingencies

Shareholders’ equity:
Preferred stock; none issued	—	—
Common stock, par value $.01 per share; issued and outstanding 212,569,202 shares at March 31, 2010 and 212,025,494 shares at December 31, 2009	2,126	2,120
Additional paid-in capital	27,671	18,265
Retained earnings	1,593,265	1,532,018
Accumulated other comprehensive (loss) income	(2,515)	604

Total shareholders’ equity	1,620,547	1,553,007

Noncontrolling interest	8,389	8,340

Total equity	1,628,936	1,561,347

	$2,422,079	$2,323,722

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended March 31,
	2010	2009
Revenues:
Airfreight services	$559,383	$374,456
Ocean freight and ocean services	381,244	318,634
Customs brokerage and other services	260,482	219,595

Total revenues	1,201,109	912,685

Operating expenses:
Airfreight consolidation	427,342	250,369
Ocean freight consolidation	301,090	238,226
Customs brokerage and other services	110,854	87,575
Salaries and related costs	199,848	187,209
Rent and occupancy costs	19,227	18,724
Depreciation and amortization	9,395	9,958
Selling and promotion	7,035	6,222
Other	25,777	22,928

Total operating expenses	1,100,568	821,211

Operating income	100,541	91,474

Interest income	1,775	3,606
Interest expense	(87)	(15)
Other, net	609	4,553

Other income, net	2,297	8,144

Earnings before income taxes	102,838	99,618

Income tax expense	41,528	40,249

Net earnings	61,310	59,369

Less: net earnings attributable to noncontrolling interest	63	109

Net earnings attributable to shareholders	$61,247	$59,260

Diluted earnings attributable to shareholders per share	$0.28	$0.27

Basic earnings attributable to shareholders per share	$0.29	$0.28

Weighted average diluted shares outstanding	216,630,436	216,319,959

Weighted average basic shares outstanding	212,192,710	212,100,504

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2010	2009
Operating Activities:
Net earnings	$61,310	$59,369
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	2,443	2,644
Deferred income tax (benefit) expense	(7,728)	6,451
Excess tax benefits from stock plans	(4,012)	(3,062)
Stock compensation expense	11,198	6,900
Depreciation and amortization	9,395	9,958
Gain on sale of assets	(295)	(4)
Other	478	362
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(12,965)	153,964
Increase in other current assets	(1,811)	(15)
Increase (decrease) in accounts payable and accrued expenses	43,169	(80,170)
Increase in income taxes payable, net	25,941	15,885

Net cash provided by operating activities	127,123	172,282

Investing Activities:
(Increase) decrease in short-term investments	(36)	44
Purchase of property and equipment	(7,582)	(8,656)
Proceeds from sale of property and equipment	59	44
Other	(188)	(1,482)

Net cash used in investing activities	(7,747)	(10,050)

Financing Activities:
Proceeds from issuance of common stock	12,220	8,536
Repurchases of common stock	(18,019)	(19,212)
Excess tax benefits from stock plans	4,012	3,062
Purchase of noncontrolling interest	—	(2,122)

Net cash used in financing activities	(1,787)	(9,736)

Effect of exchange rate changes on cash and cash equivalents	(1,870)	(9,845)

Increase in cash and cash equivalents	115,719	142,651

Cash and cash equivalents at beginning of period	925,929	741,028

Cash and cash equivalents at end of period	$1,041,648	$883,679

Interest and taxes paid:
Interest	$87	15
Income taxes	19,996	15,364

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other North America	Latin America	Asia	Europe and Africa	Middle East and India	Austral- asia	Eliminations	Consolidated
Three months ended March 31, 2010
Revenues from unaffiliated customers	$286,936	35,612	16,296	618,889	161,845	63,232	18,299		1,201,109
Transfers between geographic areas	18,743	1,809	3,661	4,777	7,933	3,576	2,333	(42,832)	—

Total revenues	$305,679	37,421	19,957	623,666	169,778	66,808	20,632	(42,832)	1,201,109

Net revenues	$146,905	16,422	11,518	95,995	59,923	19,946	11,114		361,823
Operating income	$38,174	3,899	3,531	35,889	11,854	4,325	2,869		100,541
Identifiable assets	$1,249,106	75,890	44,236	488,232	392,163	128,524	41,339	2,589	2,422,079
Capital expenditures	$4,474	176	277	626	1,221	744	64		7,582
Depreciation and amortization	$5,022	353	205	1,712	1,312	607	184		9,395
Equity	$1,006,340	43,773	20,618	339,108	148,484	74,499	27,352	(31,238)	1,628,936

Three months ended March 31, 2009
Revenues from unaffiliated customers	$236,328	29,767	16,131	428,282	132,865	57,112	12,200		912,685
Transfers between geographic areas	18,508	1,882	3,441	3,732	6,773	3,567	2,302	(40,205)	—

Total revenues	$254,836	31,649	19,572	432,014	139,638	60,679	14,502	(40,205)	912,685

Net revenues	$131,147	16,199	10,513	94,698	54,118	21,074	8,766		336,515
Operating income	$30,636	4,339	2,365	38,227	8,771	4,339	2,797		91,474
Identifiable assets	$1,002,406	65,796	35,452	482,508	332,538	113,795	23,232	(905)	2,054,822
Capital expenditures	$6,095	149	231	543	1,086	340	212		8,656
Depreciation and amortization	$5,310	326	238	1,933	1,406	594	151		9,958
Equity	$799,897	35,366	26,771	375,994	131,995	62,794	13,781	(24,064)	1,422,534